==============================================================================
				SCHEDULE 14A
				 (RULE 14a)
		     INFORMATION REQUIRED IN PROXY STATEMENT
			  SCHEDULE 14A INFORMATION
	   PROXY STATEMENT PURSUANT TO SECTION 14 (a) OF THE SECURITIES
			    EXCHANGE ACT OF 1934
			   (AMENDMENT NO.       )

Filed by the Registrant       [X]

Filed by a Party other than the Registrant       [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement    [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION
				       ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


			 OHIO CASUALTY CORPORATION
	       (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

			 OHIO CASUALTY CORPORATION
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6 (I) (4) and 0-11.

    (1) Title of each class of securities to which transaction applies: . . .

    (2) Aggregate number of securities to which transaction applies:. . . . .

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
	filing fee is calculated and state how it was determined):.  . . . . .

    (4)   Proposed maximum aggregate value of transaction:. . . . . . . . . .

    (5) Total fee paid: . . . . . . . . . . . . . . . . . . . . . . . . . . .

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: . . . . . . . . . . . . . . . . . . . . . . .

    (2) Form, Schedule or Registration Statement No.: . . . . . . . . . . . .

    (3) Filing Party: . . . . . . . . . . . . . . . . . . . . . . . . . . . .

    (4) Date Filed: . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


==============================================================================

			   OHIO CASUALTY CORPORATION
			     136 North Third Street
			     Hamilton, Ohio  45025

			    NOTICE OF ANNUAL MEETING
				       OF
				  SHAREHOLDERS


			   To Be Held April 21, 1999

								Hamilton, Ohio
								March 18, 1999


To the Shareholders:

	The Annual Meeting of Shareholders (the "Annual Meeting") of Ohio Casualty Corporation (the "Company") will be held in the Ohio Casualty University Auditorium of Ohio Casualty Corporation, 9450 Seward Road, Fairfield, Ohio, 45014, on Wednesday, April 21, 1999, at 10:30 a.m., local time, for the following purposes:

       (1) To elect the following three Directors for terms expiring in 2002 (Class III): Arthur J. Bennert,
	       Catherine E. Dolan and Lauren N. Patch.

       (2) In their discretion, to consider and vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

	Holders of record of common shares of the Company as of the close of business on March 1, 1999 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. As of March 1, 1999, there were 31,221,531 common shares outstanding. Each common share is entitled to one vote on all matters properly brought before the Annual Meeting.

				     By Order of the Board of  Directors,



				     /s/Howard L. Sloneker III
				     Howard L. Sloneker III, Secretary


EVERY SHAREHOLDER'S VOTE IS IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND RETURN PROMPTLY THE ENCLOSED PROXY SO THAT YOUR COMMON SHARES WILL BE REPRESENTED. A POSTAGE PAID, ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

			OHIO CASUALTY CORPORATION
			 136 North Third Street
			 Hamilton, Ohio  45025

			     PROXY STATEMENT
			     ---------------

		     ANNUAL MEETING OF SHAREHOLDERS

		Approximate Date to Mail -- March 18, 1999

	On behalf of the Board of Directors of Ohio Casualty Corporation (the "Company"), a proxy is solicited from you to be used at the Company's 1999 Annual Meeting of Shareholders (the "Annual Meeting") scheduled for Wednesday, April 21, 1999 at 10:30 a.m., local time, in the Ohio Casualty University Auditorium of Ohio Casualty Corporation, 9450 Seward Road, Fairfield, Ohio, 45014, or at any adjournment thereof.

	Proxies in the form enclosed herewith are being solicited on behalf of the Company's Board of Directors. The common shares represented by proxies which are properly executed and returned will be voted at the Annual Meeting, or any adjournment thereof, as directed. Common shares represented by proxies properly executed and returned which indicate no direction will be voted in favor of the nominees of the Board of Directors identified in the Notice of Annual Meeting accompanying this Proxy Statement. Any shareholder giving the enclosed proxy has the power to revoke the same prior to its exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date, or by giving notice of revocation in open meeting. ATTENDANCE AT THE ANNUAL MEETING WILL NOT, IN AND OF
ITSELF, CONSTITUTE REVOCATION OF A PROXY.


			   VOTING AT ANNUAL MEETING

	As of March 1, 1999, the record date fixed for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 31,221,531 common shares, which is the only outstanding class of capital stock of the Company. Each such common share is entitled to one vote on all matters properly coming before the Annual Meeting.

	A quorum for the Annual Meeting is a majority of the outstanding common shares. Common shares represented by signed proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked "Abstain", "Against" or " Withhold Authority" on one or more or all matters or they are not marked at all. Broker non-votes are also counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which typically include the election of directors, but not on non-routine matters.

			   PRINCIPAL SHAREHOLDERS


	The table below identifies the only persons known to the Company to own beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) more than 5% of the Company's outstanding common shares.

					Common Shares           Percent
      Name and Address                   Beneficially          of Common
     of Beneficial Owner                    Owned                Shares           Date
     -------------------                    -----                ------           ----
FIRST NATIONAL BANK OF                   3,130,957(1)            10.01%         12-31-98
SOUTHWESTERN OHIO
Third and High Streets
Hamilton, Ohio  45011

CAPITAL RESEARCH AND                     2,997,500(2)             9.59%         12-31-98
MANAGEMENT COMPANY
333 South Hope Street
Los Angeles, California  90071

THE INCOME FUND OF AMERICA, INC.         2,280,000(2)             7.29%         12-31-98
333 South Hope Street
Los Angeles, California  90071

THE CHASE MANHATTAN BANK, N.A.,          2,240,792(3)             7.17%         12-31-98
Trustee
1211 Avenue of the Americas
New York, New York  10036

JOSEPH L. MARCUM                         2,190,816(4)             7.02%         03-01-99
136 North Third Street
Hamilton, Ohio  45025

AMVESCAP PLC                             1,641,800(5)             5.25%         12-31-98
11 Devonshire Square
London  EC2M 4YR
England

____________________

(1) Based upon information provided to the Company by First National Bank of Southwestern Ohio (the "Bank"). The Bank holds the reported shares as trustee under various trust agreements and arrangements. The Bank has advised the Company that it has sole voting power for 2,448,889 shares, shared voting power for 0 shares, sole investment power for 1,346,495 shares, and shared investment power for 1,295,864 shares. 399,019 shares are held under trust arrangements for certain directors of the Company and their respective spouses, which shares are also reported in the following table showing share ownership by directors and executive officers of the Company. The share information reflects beneficial ownership as of December 31, 1998.

(2) Based upon information contained in a Schedule 13G (Amendment No. 1) dated February 8, 1999, filed with the Securities and Exchange Commission by Capital Research and Management Company and The Income Fund of America, Inc. According to the Schedule 13G filing, The Income Fund of America, Inc. is advised by Capital Research and Management Company. Capital Research and Management Company reported sole voting power for 0 shares, shared voting power for 0 shares and sole investment power for 2,997,500. The Income Fund of America, Inc. reported sole voting power for 2,280,000 shares, shared voting power for 0 shares and sole investment power for 0 shares. The Company has been advised by Capital Research and Management Company that the same 2,280,000 shares reported to be beneficially owned by The Income Fund of America, Inc. are also reported to be beneficially owned by Capital Research and Management Company in the Schedule 13G. Beneficial ownership information is reported as of December 31, 1998.

(3) 1,398,560 shares are held as trustee for the Company's Employee Savings Plan and 842,232 shares are held as trustee for the Company's Employees Retirement Plan. Voting power with respect to shares held in the Employee Savings Plan is exercised by the plan participants; investment power with respect to these shares is held by plan participants subject to limitations in the Plan. Voting and investment power with respect to shares held in the Employees Retirement Plan is exercised by the committee which administers the Employees Retirement Plan (the "Retirement Committee"). The Retirement Committee consists of Joseph L. Marcum, Lauren N. Patch and Barry S. Porter.

(4) See share ownership information for Mr. Marcum in the following table.

(5) Based upon information contained in a Schedule 13G dated February 8, 1999, filed with the Securities and Exchange Commission by AMVESCAP PLC, the parent holding company for the following subsidiaries which acquired shares reported by the parent holding company: AVZ, Inc.; AIM Management Group, Inc.; AMVESCAP Group Services, Inc.; INVESCO, Inc.; INVESCO North American Holdings, Inc.; INVESCO Capital Management, Inc.; INVESCO Funds Group, Inc. AMVESCAP PLC reported sole voting power for 0 shares, shared voting power for 1,641,800 shares, sole dispositive power for 0 shares and shared dispositive power for 1,641,800 shares as of December 31, 1998.



		SHAREHOLDINGS OF DIRECTORS, EXECUTIVE OFFICERS
		     AND NOMINEES FOR ELECTION AS DIRECTOR

	As of March 1, 1999, the directors of the Company, including the three persons intended by the Board of Directors to be nominated for election as directors, the executive officers of the Company named in the Summary Compensation Table, and all executive officers and directors of the Company as a group, beneficially owned common shares of the Company as set forth below.

							       Shared Investment/
			    Number of             Options         Voting Power
			  Common Shares         Exercisable      Over Employees
Name of                   Beneficially            Within           Retirement                         Percent
Individual or Group         Owned(1)              60 Days        Plan Shares(2)        Total        of Class (3)
-------------------         --------              -------        --------------        -----        ------------
Arthur J. Bennert            16,178                6,000                               22,178

Jack E. Brown                 1,100                6,000                                7,100

Catherine E. Dolan              100                6,000                                6,100

Wayne Embry                     200                9,000                                9,200

Vaden Fitton                227,779(4)             6,000                              233,779

Jeffery D. Lowe             169,068(4)                 0                              169,068

Joseph L. Marcum          1,345,584(4)(5)(6)       3,000          842,232           2,190,816          7.02%

Stephen S. Marcum           215,744(4)             9,000                              224,744

Lauren N. Patch             252,605(4)(7)         60,000          842,232           1,154,837          3.69%

Stanley N. Pontius            1,163                9,000                               10,163

Howard L. Sloneker III      221,438(7)            16,666                              238,104

William L. Woodall           20,700                9,000                               29,700

Michael L. Evans              6,131(7)            19,999                               26,130

Coy Leonard, Jr.              1,196(7)             6,000                                7,196

Barry S. Porter              28,667(7)            19,999           842,232            890,898          2.85%

All Executive Officers    2,757,235              245,664           842,232          3,845,131         12.31%
  and Directors as a
  Group (38 Persons)

_______________________________


(1) Unless otherwise indicated, each named person has voting and investment power over the listed shares and such voting and investment power is exercised solely by the named person or shared with a spouse.

(2) Includes 842,232 shares held in the Company's Employees Retirement Plan as to which the named individuals share voting and investment power solely by reason of being a member of the Retirement Committee which administers such Plan. See Note (3) of the preceding table. Messrs. Marcum, Patch and Porter disclaim beneficial ownership of these shares.

(3) Percentages are listed only for those individuals who are the beneficial owners of more than 1% of the outstanding shares.

(4) Includes the following number of shares owned by family members as to which beneficial ownership is disclaimed: Mr. Fitton, 102,857; Mr. Lowe, 143,750; Mr. Joseph L. Marcum, 611,354; Mr. Stephen S. Marcum, 84,090; and Mr. Patch, 211,847.

(5) Includes 213,852 shares held by Mr. Marcum's wife in her capacity as a co-trustee of the estate of Howard Sloneker as to which shares Mr. Marcum has no voting or investment power.

(6)     Includes 97,806 shares held as co-trustee of the Joseph L. and Sarah
	S. Marcum Foundation as to which voting and investment power is shared by Joseph L. and Stephen S. Marcum.

(7) The share ownership for Messrs. Patch, Sloneker, Evans, Leonard and Porter includes 4,951; 2,592; 1,447; 183, and 10,259 shares,
	respectively, held for the accounts of these individuals by the trustee of the Company's Employee Savings Plan. Such persons have sole voting power with respect to these shares and also hold investment power subject to limitations in the Plan.


			    ELECTION OF DIRECTORS

	The Board of Directors intends that the three persons named under Class III in the following table (the "Nominees") will be nominated for election at the Annual Meeting for three-year terms expiring in 2002. The terms of the remaining directors in Classes I and II will continue after the Annual
Meeting. It is intended that the common shares represented by the accompanying Proxy will be voted for the election as directors of the Nominees, unless otherwise instructed on the Proxy. In the event that any one or more of the Nominees unexpectedly becomes unavailable for election, the common shares represented by the accompanying Proxy will be voted in accordance with the best judgment of the proxy holders for the election of the remaining Nominees and for the election of any substitute nominee or nominees designated by the Board of Directors. The proxies cannot be voted for more than three nominees designated by the Board of Directors.

	Under Ohio law and the Company's Code of Regulations, the nominees receiving the greatest number of votes will be elected as directors. Shares as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of the Nominees.

					 Position with Company and/or
				      Principal Occupation or Employment                         Director
Name and Age(1)                          During Last Five Years(2)                                Since
---------------            ------------------------------------------------------------          --------
Nominees:  Class III--Terms Expiring in 2002: (3)

Arthur J. Bennert,         Director of the Company, The Ohio Casualty Insurance Company,          1989
    72                     West American Insurance Company, American Fire and Casualty
			   Company, Ohio Security Insurance Company, Ohio Casualty of New
			   Jersey, Inc. and The Ohio Life Insurance Company; retired
			   executive officer of the Company and its subsidiaries.

Catherine E. Dolan,        Managing Director of the Financial Institutions Group,                 1994
    41                     First Union National Bank, Charlotte, North Carolina.

Lauren N. Patch,           President, Chief Executive Officer and Director of the Company,        1987
    48                     The Ohio Casualty Insurance Company, West American Insurance
			   Company, American Fire and Casualty Company, Ohio Security
			   Insurance Company, Avomark Insurance Company, Ohio Casualty of
			   New Jersey, Inc. and OCASCO Budget, Inc.; Vice Chairman and
			   Director of The Ohio Life Insurance Company.


					 Position with Company and/or
				      Principal Occupation or Employment                         Director
Name and Age(1)                          During Last Five Years(2)                                Since
---------------            ------------------------------------------------------------          --------
Directors Whose Terms Continue Beyond the Annual Meeting:
Class I -- Terms Expiring in 2000

Jack E. Brown,             Chairman of the Board, BBI Marketing Services, Inc., Cincinnati,       1994
    55                     Ohio (professional marketing consulting firm).

Vaden Fitton,              Director and Retired First Vice President of First National            1967
    70                     Bank of Southwestern Ohio, Hamilton, Ohio.

Joseph L. Marcum,          Chairman of the Board and Director of the Company, The Ohio            1949
    75                     Casualty Insurance Company, West American Insurance Company,
			   American Fire and Casualty Company, Ohio Security Insurance
			   Company, Avomark Insurance Company, Ohio Casualty of New Jersey,
			   Inc., OCASCO Budget, Inc. and The Ohio Life Insurance Company.

Howard L. Sloneker III,    Senior Vice President, Secretary and Director of the Company, The      1983
    42                     Ohio Casualty Insurance Company, West American Insurance Company,
			   American Fire and Casualty Company, Ohio Security Insurance
			   Company, Avomark Insurance Company, Ohio Casualty of New Jersey,
			   Inc. and OCASCO Budget, Inc.; Secretary and Director of The Ohio
			   Life Insurance Company.

Class II:  Terms Expiring in 2001

Wayne Embry,               Executive Vice President and General Manager of the Cleveland          1991
    62                     Cavaliers (professional basketball franchise).

Stephen S. Marcum,         Member of the law firm of Parrish, Beimford, Fryman, Smith &           1989
    41                     Marcum Co., L.P.A., Hamilton, Ohio; such firm has provided legal
			   services to the Company and its subsidiaries during the last
			   fiscal year and continues to do so.

Stanley N. Pontius,        President and Chief Executive Officer of First Financial Bancorp       1994
    52                     and its principal subsidiary, First National Bank of Southwestern
			   Ohio, Hamilton, Ohio.

William L. Woodall,        Director of the Company, The Ohio Casualty Insurance Company, West     1986
    75                     American Insurance Company, American Fire and Casualty Company,
			   Ohio Security Insurance Company, OCASCO Budget, Inc. and The Ohio
			   Life Insurance Company; retired executive officer of the Company
			   and its subsidiaries.

------------------------
(1)     Ages are listed as of the date of the Annual Meeting.

(2) The Ohio Casualty Insurance Company, Ohio Security Insurance Company, American Fire and Casualty Company, West American Insurance Company, OCASCO Budget, Inc. and The Ohio Life Insurance Company are subsidiaries of the Company.

(3) Jeffery D. Lowe, who is currently a Class III director whose term expires in 1999, has decided not to run for re-election at the Annual Meeting and will resign from the Board effective as of the date of the Annual Meeting. Because the Board of Directors is still in the process of identifying and interviewing potential candidates to fill the vacancy to be created by Mr. Lowe's resignation, the

Board has not nominated a successor to Mr. Lowe for election at the Annual Meeting. The Board intends to fill the vacancy following the Annual Meeting when an appropriate replacement for Mr. Lowe has been selected. Mr. Lowe, 53, is a director of The Ohio Casualty Insurance Company, West American Insurance Company, American Fire and Casualty Company, Ohio Security Insurance Company, Avomark Insurance Company and The Ohio Life Insurance Company. Mr. Lowe also served as an executive officer of the Company and its Subsidiaries until December 31, 1996.


	 OTHER DIRECTORSHIPS AND RELATED TRANSACTIONS AND RELATIONSHIPS

	Wayne Embry is also a director of M. A. Hanna Company and Key Bank, Commercial Line of Business; Vaden Fitton, Stephen S. Marcum and Stanley N. Pontius are also directors of First Financial Bancorp.

	Joseph L. Marcum, the Chairman of the Board of the Company, retired as the Chief Executive Officer of the Company on December 31, 1993. Mr. Marcum receives annual benefits from the Company of $146,309 pursuant to the Company's Employees Retirement Plan. See "Pension Plans."

	Jeffery D. Lowe is the son-in-law of Joseph L. Marcum; Lauren N. Patch and Howard L. Sloneker III are brothers-in-law; and Stephen S. Marcum is the son of Joseph L. Marcum.


		      MEETINGS OF THE BOARD OF DIRECTORS
			 AND COMMITTEES OF THE BOARD

	During 1998, the Board of Directors held nine meetings. No director attended less than 75% of the aggregate number of meetings of the Board of Directors and the committees on which he or she served. The Board of Directors has standing Executive, Audit, Executive Compensation and Nominating Committees.

	The Executive Committee did not meet during 1998. The members of the Executive Committee are Joseph L. Marcum, Lauren N. Patch, and Howard L. Sloneker III. The Executive Committee is empowered to exercise all the powers of the Board of Directors in the management of the Company between meetings of the Board of Directors, other than filling vacancies on the Board or any other committee of the Board.

	The Audit Committee held four meetings during 1998. The members of the Audit Committee are Arthur J. Bennert, Jack E. Brown, Catherine E. Dolan,
Wayne Embry, Vaden Fitton, Joseph L. Marcum, Stephen S. Marcum, Stanley N. Pontius and William L. Woodall. Each Audit Committee member attended all of the meetings in 1998 except Mr. Brown, who attended two meetings. The Audit Committee's primary function is to meet with the independent auditors for the Company and to review the Company's internal and independent auditing and financial controls.

	The Executive Compensation Committee held one meeting during 1998. The members of the Executive Compensation Committee are Jack E. Brown, Vaden Fitton, Stephen S. Marcum and Stanley N. Pontius. All members of the
Executive Compensation Committee attended the meeting in 1998.

The Executive Compensation Committee administers the Company stock option plans and carries out the responsibilities described in the Executive Compensation Committee Report in this Proxy Statement.

	The Nominating Committee did not meet during 1998. The members of the Nominating Committee are Jack E. Brown, Wayne Embry, Vaden Fitton, Joseph L. Marcum, Stephen S. Marcum, Stanley N. Pontius and Howard L. Sloneker III.
The Nominating Committee's responsibilities include the selection of potential candidates for director and the recommendation of candidates to the Board.

	The Nominating Committee will consider nominees for director recommended by shareholders for the 2000 Annual Meeting of Shareholders provided that the names of such nominees are submitted not later than November 18, 1999, to Howard L. Sloneker III, Secretary, 136 North Third Street, Hamilton, Ohio 45025.


		      DIRECTORS' FEES AND COMPENSATION

	Each director receives $25,000 for services as a director of the Company. Each non-employee director of the Company also receives $1,500 per meeting for attending meetings of the Board of Directors. Members of the Audit Committee also receive $5,000 each for serving on that committee. In addition, members of the Executive Compensation Committee receive $300 per meeting for each meeting attended. Joseph L. Marcum was paid an additional $65,000 during 1998 as compensation for serving as the Chairman of the Board.

	On May 27, 1998, Wayne Embry, Stephen S. Marcum, Stanley N. Pontius and William L. Woodall, each of whom is a non-employee director of the Company, were granted a non-qualified stock option (an "NQSO") to purchase 3,000 common shares of the Company at an exercise price of $42.25 per share, the closing market price of the common shares on the date of grant. Any individual who becomes or is re-elected a non-employee director is automatically granted an NQSO to purchase 3,000 common shares effective on the third business day following the first meeting of the Board of Directors after his/her election or appointment to the Board. The exercise price of each NQSO granted to a non-employee director is equal to the fair market value of the common shares on the date of grant. NQSOs granted to non-employee directors have terms of ten years (subject to earlier termination in certain cases) and may not be exercised during the six months following their date of grant.


			   EXECUTIVE COMPENSATION

Summary Compensation Table

	The following table presents information concerning compensation provided by the Company to its Chief Executive Officer and to each of the Company's four most highly compensated executive officers, other than the Chief Executive Officer, for services rendered in all capacities for each of the Company's last three completed fiscal years:

												     Long-Term
						    Annual Compensation                          Compensation Awards
			       ----------------------------------------------------------     --------------------------
								 Other                        Securities
								 Annual        Restricted     Underlying      Dividend
      Name and                           Salary      Bonus    Compensation      Stock          Options/       Payment
  Principal Position           Year      ($)(1)       ($)      ($)(2)(3)      Awards($)(4)     SARs(#)      Rights(#)(5)
  ------------------           ----      -------     -----    ------------    ------------    ----------    ------------
Lauren N. Patch                1998      530,000    32,124       60,601          60,722         30,000         30,000
 President and Chief           1997      530,000      0          70,898          98,025         30,000         30,000
  Executive Officer            1996      529,560      0          47,881          57,709         30,000         30,000

Barry S. Porter                1998      267,528    13,700       29,051          25,798         10,000         10,000
 Chief Financial               1997      258,000      0          32,463          40,165         10,000         10,000
  Officer and Treasurer        1996      248,604      0          22,484          24,956         10,000         10,000

Michael L. Evans               1998      220,224     6,867       17,390          11,965         10,000         10,000
 Senior Vice President         1997      213,750      0          11,083           6,694         10,000         10,000
			       1996      199,500      0          19,051          18,686         10,000         10,000

Howard L. Sloneker III         1998      216,838    10,756       22,563          19,186         10,000         10,000
 Senior Vice President         1997      209,500      0          23,488          27,760         10,000         10,000
			       1996      197,698      0          16,603          16,335         10,000         10,000

Coy Leonard, Jr.               1998      170,994     8,722       15,714          15,170          3,000          3,000
 Senior Vice President         1997      158,821      0          14,312          18,163          3,000          3,000
			       1996      132,352      0           7,952           9,446          3,000          3,000

(1)     Includes annual directors' fees for Messrs. Patch and Sloneker.

(2) Includes for Messrs. Patch, Porter, Evans, Sloneker and Leonard for 1998 the amounts of $4,800, $4,800, $4,800, $4,800 and $1,600,
	respectively, contributed by the Company under the Company's Employee Savings Plan. Also includes for Messrs. Patch, Porter, Evans, Sloneker and Leonard for 1998 the amounts of $10,350, $3,226, $1,549, $955 and $110, respectively, contributed by the Company under the Company's Supplemental Executive Savings Plan.

(3) Includes for Messrs. Patch, Porter, Evans, Sloneker and Leonard for 1998, the amounts of $45,451, $21,025, $11,041, $16,808 and $14,004,
	respectively, for income taxes incurred as a result of the grant of restricted shares described in note (4) below. These amounts were paid in 1999.

(4) The aggregate values of all outstanding restricted stock awards at the end of the fiscal year 1998 were $143,866, $60,256, $24,547, $40,322
	and $25,412 for Messrs. Patch, Porter, Evans, Sloneker and Leonard, respectively. The number of the restricted stock awards held by Messrs. Patch, Porter, Evans, Sloneker and Leonard at the end of the fiscal year 1998 was 3,493, 1,463, 596, 979 and 617, respectively. Such restricted common shares vest on the third anniversary of the date of the grant so long as the executive officer is an employee on such date (with earlier vesting occurring on retirement, death or disability or termination of employment following a change of control). During the restriction period, the executive officer will receive all dividends paid on the shares.

(5) Dividend payment rights were granted to the named executive officers in 1997, 1998 and 1999. These rights entitle the executive officer on the April 15th following the third anniversary of the grant date to receive, for each dividend payment right, an amount in cash equal to the aggregate amount of dividends that the Company has paid on each common share from the date on which such right becomes effective through the payout date subject to certain restrictions.

		     Option Grants in Last Fiscal Year

	The following table sets forth information concerning the grant of stock options during the last fiscal year to each of the executive officers of the Company named in the Summary Compensation Table. No stock appreciation rights were granted during the last fiscal year.

					     % of Total                                 Potential Realizable
					      Options                                     Value at Assumed
			    Number of         Granted                                   Annual Rates of Stock
			    Securities          to         Exercise                    Price Appreciation for
			    Underlying       Employees      or Base                        Option Term (2)
											   ---------------
			     Options         in Fiscal       Price     Expiration      ($)                ($)
      Name                 Granted # (1)       Year         ($/Sh)        Date          5%                10%
      ----                 -------------     ---------     --------    ----------    -------          ---------
Lauren N. Patch              30,000            24.39       46.9375      02-19-08     885,562          2,244,189

Barry S. Porter              10,000             8.13       46.9375      02-19-08     295,187            748,063

Michael L. Evans             10,000             8.13       46.9375      02-19-08     295,187            748,063

Howard L. Sloneker III       10,000             8.13       46.9375      02-19-08     295,187            748,063

Coy Leonard, Jr.              3,000             2.43       46.9375      02-19-08      88,556            224,419

(1) All reported stock options were granted pursuant to the Ohio Casualty Corporation 1993 Stock Incentive Program at the fair market value of the underlying option shares on the date of grant, become exercisable as to one-third of the option shares on each of the first three anniversaries of the date of grant and have a term of ten years. In the event of a change in control of the Company, the stock options would become exercisable in full. Stock options reported consist of incentive stock options and non-qualified stock options.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% annual appreciation rates set by the Securities and Exchange Commission for illustrative purposes, and, therefore, are not intended to forecast future financial performance or possible future appreciation in the price of the Company's common shares. Shareholders are therefore cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that optionees will only realize value from the option grants shown when the price of the Company's common shares appreciates, which benefits all shareholders commensurately.


		       Option Exercises in Last Fiscal Year

	The following table sets forth information concerning the exercise of stock options during the last fiscal year by each of the executive officers of the Company named in the Summary Compensation Table and the fiscal year-end value of unexercised stock options and SARs held by such executive officers:

					Aggregated Option Exercises in
			      Last Fiscal Year and Fiscal Year-End Option Value
			 ----------------------------------------------------------
			  Number of                    Number of Shares Underlying        Value of Unexercised
			   Shares                        Unexercised Options at           In-the-Money Options
			 Acquired on       Value           Fiscal Year-End(#)           at Fiscal Year-End($)(1)
						       ---------------------------     ---------------------------
   Name                  Exercise (#)    Realized($)   Exercisable   Unexercisable     Exercisable   Unexercisable
   ----                  ------------    -----------   -----------   -------------     -----------   -------------
Lauren N. Patch                 0               0         30,000        60,000          121,860               0
Barry S. Porter                 0               0          9,999        20,001           40,616               0
Michael L. Evans                0               0          9,999        20,001           40,616               0
Howard L. Sloneker III          0               0          6,666        20,001           19,994               0
Coy Leonard, Jr.                0               0          3,000         6,000           12,186               0

(1) "Value of Unexercised In-the-Money Options at Fiscal Year-End" is based upon the fair market value of the Company's common shares on December 31, 1998 ($41.187), less the exercise price of in-the-money options on December 31, 1998.

Pension Plans

	The following table sets forth the estimated annual benefits payable under the Employees Retirement Plan and The Ohio Casualty Insurance Company Benefit Equalization Plan (the "Benefit Equalization Plan") to participants in such plans, including the executive officers named in the Summary Compensation
Table, upon retirement in specified compensation and years of service classifications:

					  PENSION PLANS TABLE

		     15          20          25          30           35           40           45
Annual Earnings    Years       Years       Years       Years        Years        Years        Years
---------------    -----       -----       -----       -----        -----        -----        -----
   $125,000       $27,802     $37,070     $46,337     $55,604      $64,872      $74,138      $83,407
    175,000        39,802      53,070      66,337      79,604       92,872      106,139      119,407
    225,000        51,802      69,070      86,337     103,604      120,872      138,139      155,407
    275,000        63,802      85,070     106,337     127,604      148,872      170,139      191,407
    325,000        75,802     101,070     126,337     151,604      176,872      202,139      227,407
    375,000        87,802     117,070     146,337     175,604      204,872      234,139      263,407
    400,000        93,802     125,070     156,337     187,604      218,872      250,139      281,407
    425,000        99,802     133,070     166,337     199,604      232,872      266,139      299,407
    450,000       105,802     141,070     176,337     211,604      246,872      282,139      317,407
    475,000       111,802     149,070     186,337     223,604      260,872      298,139      335,407
    500,000       117,802     157,070     196,337     235,604      274,872      314,139      353,407
    525,000       123,802     165,070     206,337     247,604      288,872      330,139      371,407
    550,000       129,802     173,070     216,337     259,604      302,872      346,139      389,407
    600,000       141,802     189,070     236,337     283,604      330,872      378,139      425,407

	Retirement benefits under the Company's Employees Retirement Plan, a defined benefit plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), are generally payable to full-time and regular part-time salaried employees whose participation in the plan has vested (currently requiring the completion of five years of service) upon retirement at age 65 or in reduced amounts upon retirement prior to age 65 if the participant has ten years of vested service. A retiree's benefit amount is based upon his or her credited years of service and average annual compensation (salary) for the five consecutive calendar years of highest salary during the last ten years of service immediately prior to age 65 or, if greater, the average annual compensation paid during the 60 consecutive month period immediately preceding retirement or other termination of employment. Such retirement benefits are calculated considering the retiree's Social Security-covered compensation. Benefits figures shown in the table above are computed on the assumption that participants retire at age 65 and are entitled to a single life annuity.

	Section 401(a)(17) of the Code limits compensation in excess of $160,000 from being taken into account in determining benefits payable under a qualified pension plan. As a result, the Benefit Equalization Plan was adopted for those employees who are adversely affected by these provisions of the Code. The Benefit Equalization Plan provides for payment of benefits that would have been payable under the Employees Retirement Plan but for the limitation on compensation imposed by the Code. Upon retirement, participants receive the actuarial equivalent present value of the benefit payable under the Benefit Equalization Plan in a lump sum.

	At December 31, 1998, credited years of service and average annual earnings for purposes of the Employees Retirement Plan and the Benefit Equalization Plan for the executive officers named in the Summary Compensation Table were: Lauren N. Patch, 22.5 years ($462,681); Barry S. Porter, 24.5 years ($244,525); Michael L. Evans, 23.5 years ($192,894);
Howard L. Sloneker III, 16.75 years ($168,628); and Coy Leonard, Jr., 5.4 years ($138,398). The compensation covered by the Employees Retirement Plan and the Benefit Equalization Plan is the amount shown in the Summary Compensation Table as salary, less any directors' fees.



		 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

Executive Compensation Policies

	The Company's executive compensation programs are designed to attract and retain quality talent, and to motivate the Company's key employees to maximize shareholder returns by achieving both the short-term and long-term goals of the Company. The Executive Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of non-employee directors, approves all of the policies under which compensation is paid or awarded to the Company's executive officers.

	The Committee believes that the Company's executive compensation opportunities, including those for the Company's Chief Executive Officer ("CEO"), should create incentives for superior performance and consequences for below-target performance. In 1996, the Company's executive compensation program was re-designed to link each executive officer's compensation directly to individual and Company performance. A significant portion of each executive officer's total compensation is now variable and dependent upon the attainment of annual objectives and long-term shareholder returns. The compensation structure provides a portion of each executive officer's compensation in stock thereby creating a mutuality of interest between executive officers and shareholders.

	The Committee annually reviews the short-term and long-term compensation levels for the CEO and other senior executives to consider and implement any changes necessary to achieve its on-going objectives. In determining the comparable compensation levels discussed further below, the Committee considers information from surveys of compensation practices within the property and casualty industry which surveys may include some or all of the companies included in the Performance Graph on page 15.

Specific Compensation Programs

	There are three components to the Company's "pay for performance" system established for its officers named in the Summary Compensation Table on page 8 and 23 additional key executives (collectively called the "executive officers"): (i) base salary established on an annual basis,
(ii) awards under the Annual Incentive Plan and (iii) awards under the Long-Term Incentive Plan. Each component of the Company's executive compensation program aims to accomplish a different purpose.

	Base Salary. Base salary levels for the CEO and the other executive officers of the Company are based on individual performance, the responsibilities associated with an individual's position in the Company, skill level and experience and potential future contribution, all of which are reviewed annually and benchmarked against similar positions within the survey companies. The base salary of the CEO is established by the Committee. The base salaries of the other executive officers are established by the CEO on an annual basis. Salary adjustments are based on individual performance, as determined in accordance with the Company's executive performance evaluation system, and reflective of competitive conditions existing at the time.

	Annual Incentive Plan Awards: The potential award opportunities for each of the executive officers who participates in the Annual Incentive Plan are determined at the beginning of each fiscal year. Potential award opportunities for a fiscal year, which are expressed as a percentage of a participant's salary for that fiscal year, are based on the participant's level within the organization, with higher percentages being assigned to executive officers who hold more senior positions. Actual awards are based on a combination of individual and team performance. This balance supports the accomplishment of overall objectives and rewards individual contributions by the executives. Team performance, which accounts for up to 50% of the total award potential, is based on the Company's actual performance against pre-determined targets for return on equity and growth in premiums for the year. A performance threshold for each measure ensures that no awards are made for substandard accomplishments. If the performance threshold is achieved, each of the eligible executive officers receives a team award, the amount of which depends on the extent to which the Company's performance exceeds the threshold level and the potential award opportunity assigned to that participant, as described above. The Executive Compensation Committee determines, based on a recommendation from the CEO, the level of funding for the individual award pool based on the performance achieved by the management team on a number of criteria such as the achievement of pre-established Company and individual goals. The pool is allocated among the participants on the basis of their performance evaluations as determined by the CEO (the CEO's performance evaluation is conducted by the Committee).

	Currently, awards under the Annual Incentive Plan are paid in cash (25%) and restricted shares of Company stock (75%). Such restricted shares may not be transferred by the participant for a three-year period following the date of the grant, unless the participant dies or his employment is terminated as a result of disability or retirement or following a change in control of the Company. If the employment of the participant terminates for any other reason during such three year period, the restricted shares will be forfeited to the Company. Awards under the Annual Incentive Plan for the 1998 fiscal year were paid in the form of cash (25%) and restricted common shares (75%) issued in February of 1999.

	Long-Term Incentive Plan Awards under the Long-Term Incentive Plan consist of incentive stock options, non-qualified stock options, or a combination of both, and dividend payment rights, as described below.
Stock options are granted at market value on the date of grant and increase in value only to the extent of appreciation in the Company's common shares. Stock options expire at the end of ten years from the date of grant. Stock option grants are generally made at the beginning of the fiscal year, although grants may be made at different times to participants who are promoted or newly hired. The number of stock options to be granted is based on the participant's salary level and position. While it is the intention of the Committee to make stock option grants annually, the Committee has reserved the right to eliminate stock option awards or make other modifications in the Long-Term Incentive Plan.

	Dividend Payment Rights In addition to stock options, the participants in the Long-Term Incentive Plan may be granted dividend payment rights. One-third of these rights become effective on each anniversary of the grant date. These rights entitle the holder on the April 15th following the third anniversary of the grant date (or earlier if the holder dies, becomes disabled or retires or is terminated from employment after a change in control of the Company) to receive, for each dividend payment right, an amount in cash equal to the aggregate amount of dividends that the Company has paid on each common share from the date on which the dividend payment right becomes effective through the payout date. Unless the employment of the holder of a dividend payment right terminates as a result of death, disability, retirement at normal retirement age, or following a change in control, the holder forfeits the right if his or her employment terminates prior to the scheduled payout date. The employees to whom stock options and dividend payment rights are to be awarded are determined annually by the Committee for the executive officers, including the CEO, and by the CEO for all other officers.

	The Company's Annual Incentive Plan and its Long-Term Incentive Plan are designed to provide participants with the opportunity to receive total compensation targeted at the 75th percentile of salaries for similar positions among the survey companies.

	Section 162(m) of the Code generally limits the corporate tax deduction for the compensation paid to executive officers named in the Summary Compensation Table in the proxy statement to $1 million, unless certain requirements for qualifying compensation as "performance based" are met. The compensation paid to each of the executive officers of the Company in 1998 was less than the threshold for deductibility under Section 162(m).

Bases for Chief Executive Officer Compensation

	The Committee evaluates the performance of the CEO at least annually. In 1998, Mr. Patch received a base salary of $505,000. Mr. Patch also received an award under the Annual Incentive Plan for service in 1998 of a total of 1,497 restricted common shares of the Company, which were issued to him in February of 1999 and which will be forfeited to the Company if he leaves the Company during the three-year period following the date of issue. As described in detail above, the Committee's determination of the number of restricted common shares awarded to Mr. Patch (and to all of the other executive officers) under the Annual Incentive Plan was based on the Company's 1998 total return performance as measured against established return on equity and growth in premium targets. The Company also granted to Mr. Patch in early 1998, pursuant to the Long-Term Incentive Plan, a non-qualified stock option for 30,000 shares. The number of stock options granted to Mr. Patch was based on his salary level and position with the Company. As previously indicated, in establishing the compensation of Mr. Patch and the other executive officers, the goal of the Committee has been to create a total compensation opportunity through base salary and awards under the Annual Incentive Plan and the Long-Term Incentive Plan which, if realized as a result of the Company's performance, would result in total compensation being at the 75th percentile for similar positions at the survey companies.

	The foregoing report on executive compensation is provided by the following directors, who constituted the Executive Compensation Committee during 1998:

Jack E. Brown    Vaden Fitton       Stephen S. Marcum     Stanley N. Pontius


		 EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS
			 AND INSIDER PARTICIPATION

	The directors of the Company who served as members of the Company's Executive Compensation Committee during 1998 were Jack E. Brown, Vaden Fitton, Stephen S. Marcum and Stanley N. Pontius. Mr. Fitton, Mr. Marcum and Mr. Porter, the Company's Chief Financial Officer and Treasurer, also served as members of the Executive Compensation Committee of First Financial Bancorp during 1998, whose Chief Executive Officer, Stanley N. Pontius, is a member of the Executive Compensation Committee of the Company.

	As indicated in the Executive Compensation Committee Report on Executive Compensation, Lauren N. Patch, the Company's President and Chief Executive Officer, participates in decision-making regarding the compensation of certain executive officers named in the Summary Compensation Table. Mr. Patch is not a member of the Executive Compensation Committee.

		COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

	The following graph compares the five-year cumulative total shareholder return, including reinvested dividends, of the Company with the Dow Jones Equity Market Index and the Dow Jones Insurance Index for Property and Casualty Companies(1):

   Measurment Period         DJ Equity Market     DJ Insurance     Ohio Casualty
 (Fiscal Year Covered)            Index                P&C          Corporation
1993                              100.00             100.00            100.00
1994                              100.73             105.21             93.11
1995                              138.69             147.38            133.54
1996                              170.63             177.23            128.02
1997                              228.57             261.10            167.12
1998                              294.05             281.94            160.39
----------------------

(1) The Dow Jones Insurance Index for Property and Casualty Companies is comprised of 11 companies that are traditionally considered as a peer group of property and casualty insurance companies within the United States. The companies making up the 1998 Index are Allstate Corp.; American International Group Inc.; Chubb Corp.; Cincinnati Financial Corp.; Loews Corp.; MBIA Inc.; Mercury General Corp.; Old Republic International Corp.; Progressive Corp.; SAFECO Corp.; and The St. Paul Cos.


				 ANNUAL REPORT

	The Company's Annual Report for the fiscal year ended December 31, 1998, accompanies this Proxy Statement.

			INDEPENDENT PUBLIC ACCOUNTANTS

	PricewaterhouseCoopers, LLP served as independent public accountants of the Company for the fiscal year ended December 31, 1998, and the Board of Directors, based on the recommendation of the Audit Committee, has selected that firm to serve as independent public accountants for the Company for the fiscal year ending December 31, 1999. A representative of PricewaterhouseCoopers will be present at the Annual Meeting with the opportunity to make a statement and/or respond to appropriate questions from the shareholders.


		    SHAREHOLDER PROPOSALS AND NOMINATIONS

	Proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders scheduled to be held on April 19, 2000, must be received by the Company no later than November 18, 1999 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable rules and regulations promulgated by the Securities and Exchange Commission.

	In order for a shareholder to nominate a candidate for director at a meeting of shareholders, under the Company's Code of Regulations, timely notice of the nomination must be received by the Company in advance of the meeting. Ordinarily, in the case of an annual meeting, such notice of a proposed nomination must be received by the Company on or before the later of
(1) the first day of February immediately preceding such annual meeting or
(2) the sixtieth day prior to the first anniversary of the most recent annual meeting of shareholders. The shareholder filing the notice of nomination must describe various matters regarding the proposed nominee, including such information as name, address, occupation and shares of the Company held. These requirements are separate from the requirements a shareholder must meet in order to have a proposed nominee considered by the Nominating Committee of the Company's Board of Directors for nomination by the Board of Directors and inclusion as a nominee in the Company's proxy statement.

	The Securities and Exchange Commission has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Company's Board of Directors. If a shareholder intends to present a proposal at the 2000 Annual Meeting of Shareholders and does not notify the Company of such proposal by February 3, 2000, or if a shareholder intends to nominate a director at the 2000 Annual Meeting and does not comply with the notification requirements described in the preceding paragraph, the proxies solicited by the Company's Board of Directors for use at the Annual Meeting may be voted on such proposal or such nominee, as the case may be, without discussion of the proposal or nominee in the Proxy Statement for that Annual Meeting.

	In each case, written notice must be given to the Secretary of the Company, whose name and address are: Howard L. Sloneker III, Secretary, Ohio Casualty Corporation, 136 North Third Street, Hamilton, Ohio 45025.

	    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

	Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (SEC). Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

	Based on the Company's review of the copies of such forms it has received, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1998.


			      OTHER MATTERS

	The Company files annually with the Securities and Exchange Commission an Annual Report on Form 10-K. This report includes financial statements and financial statement schedules.

	A SHAREHOLDER OF THE COMPANY MAY OBTAIN A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, WITHOUT CHARGE BY SUBMITTING A WRITTEN REQUEST TO THE FOLLOWING ADDRESS:

			    OHIO CASUALTY CORPORATION
			    Attention: Barry S. Porter
			    Chief Financial Officer/Treasurer
			    136 North Third Street
			    Hamilton, Ohio  45025

	Management and the Board of Directors of the Company know of no business to be brought before the Annual Meeting other than as set forth in this Proxy Statement. However, if any matters other than those referred to in this Proxy Statement should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the common shares represented by such proxy on such matters in accordance with their best judgment.

			 EXPENSES OF SOLICITATION

	The expense of proxy solicitation will be borne by the Company. Proxies will be solicited by mail and may be solicited, for no additional compensation, by officers, directors or employees of the Company or its subsidiaries, by telephone, telegraph or in person. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of common shares of the Company, and will be reimbursed for their related expenses. In addition, the Company has retained Morrow & Co., Inc., a professional soliciting organization, to assist in soliciting proxies from brokerage houses, custodians and nominees. The fees and expenses of that firm in connection with such solicitation are not expected to exceed $12,000.


					By Order of the Board of Directors,



					/s/Howard L. Sloneker III
					Howard L. Sloneker III, Secretary

March 18, 1999

			  OHIO CASUALTY CORPORATION
	  This Proxy is Solicited on behalf of the Board of Directors
		 ANNUAL MEETING OF SHAREHOLDERS APRIL 21, 1999


   Each undersigned shareholder of Ohio Casualty Corporation (the "Company") hereby constitutes and appoints Joseph L. Marcum and Lauren N. Patch, or either one of them, with full power of substitution in each of them, the proxy or proxies of the undersigned to vote at the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held in the Ohio Casualty University Auditorium of the Ohio Casualty Corporation,
9450 Seward Road, Fairfield, Ohio, on Wednesday, April 21, 1999, at
10:30 a.m., local time, and at any adjournment thereof, all of the common shares of the Company which the undersigned would be entitled to vote if personally present at such Annual Meeting, or at any adjournment thereof, as follows:

(1) TO ELECT THE FOLLOWING THREE (3) DIRECTORS FOR TERMS EXPIRING IN 2002 (CLASS III):

   [ ] FOR all nominees listed below (except as marked to the contrary below)*

   [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

	 Arthur J. Bennert      Catherine E. Dolan      Lauren N. Patch

* INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
		WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

------------------------------------------------------------------------------
(2) IN THEIR DISCRETION, TO CONSIDER AND VOTE UPON SUCH OTHER MATTERS (NONE KNOWN AT THE TIME OF SOLICITATION OF THIS PROXY) AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE ABOVE NOMINEES FOR DIRECTOR. IF ANY OTHER MATTERS ARE BROUGHT BEFORE THE MEETING, OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

      (Continued, and to be executed and dated on the reverse side)

		     (Continued from other side)

All proxies previously given by the undersigned are hereby revoked. Receipt of the accompanying Proxy Statement and the Annual Report of the Company for the fiscal year ended December 31, 1998, is hereby acknowledged.

					 The signature or signatures to this
					 proxy should be the same as the name
					 or names which appear hereon.
					 Persons signing as attorneys,
					 executors, administrators, trustees
					 or guardians should give full title
					 as such.


					 Dated:                       , 1999
					       -----------------------


					 -------------------------------------


					 -------------------------------------
					     Signature(s) of Shareholder(s)



PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE.